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                                                                    Exhibit 23.3


           [LETTERHEAD OF BRINKS HOFER GILSON & LIONE APPEARS HERE]

October 9, 1997


Cell Pathways, Inc.
702 Electronic Drive
Horsham, PA 19044


Gentlemen:

We refer to the Registration Statement on Form S-1 of Cell Pathways, Inc. (the "Company") proposed to be filed with the Securities and Exchange Commission for the registration of the Company's Common Stock and to the related Prospectus. We hereby consent to the reference to our firm in such Prospectus under the heading "Experts" as that term applies to expertise in the field of Intellectual Property matters specifically addressed by the Registration Statement.

                                        Very truly yours,

                                        BRINKS HOFER GILSON & LIONE


                                        /s/ JOHN J. PAVLAK


                                        John J. Pavlak


JJP/bs